Exhibit 10.3

PERCEPTRON, INC.

FIRST AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT FOR TEAM MEMBERS

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”) is made effective as of _________, 20__ (the “Grant Date”), between Perceptron, Inc., a Michigan Corporation (hereinafter called the “Corporation”), and __________________, hereinafter referred to as the “Grantee.” Capitalized terms not otherwise defined herein shall have the same meanings as in the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan, as may be amended from time to time (the terms of which are hereby incorporated by reference and made a part of this Award Agreement) (the “Plan”).

1. Grant of the Restricted Stock. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Award Agreement, the Corporation hereby grants to the Grantee [INSERT NUMBER OF SHARES] shares of Common Stock (hereinafter called the “Restricted Stock”). The Restricted Stock shall vest and become nonforfeitable in accordance with Section 2 hereof.

2. Restriction Period. The Common Stock subject to this Award Agreement is restricted from transfer until the restrictions lapse. Subject to the Grantee’s termination of employment or services with the Corporation or a Subsidiary, as described in Section 3, below, the Common Stock subject to this Award Agreement shall vest as follow: 33-1/3% on the first anniversary of the Grant Date, 33-1/3% on the second anniversary of the Grant Date and 33-1/3% on the third anniversary of the Grant Date (individually, or in the aggregate, a “Restriction Period”). Upon the lapse of the restrictions and subject to the tax withholding requirements described in Section 21 below, the associated Common Stock shall become freely transferable if the Grantee’s services or employment have not been terminated on or prior to such date. Notwithstanding the provisions of this subsection, in the event of a Change in Control, the Common Stock subject to this Award Agreement shall become 100% vested and nonforfeitable and all restrictions shall lapse, subject to the tax withholding requirements described below. Until the lapse of the restrictions in this Section 2, any certificate evidencing the Common Stock subject to this Award Agreement shall be held in escrow by the Corporation and carry a restrictive legend that prohibits any transfer including the assignment, hypothecation or pledge of the Common Stock subject to this Award Agreement, prior to the lapse of any remaining Restriction Period and satisfaction of the tax withholding requirements.

3. Termination. Except as described in Section 2, if the Grantee’s employment or services are terminated for any reason, the Grantee’s right to the Common Stock subject to this Award Agreement and still subject to a Restriction Period automatically shall terminate and be forfeited by the Grantee. The Committee retains the right to accelerate or waive restrictions on Common Stock covered by this Award Agreement.

4. Legend on Certificates. The Restricted Stock certificate shall contain a legend stating that it is subject to transfer restrictions and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Restricted Stock is listed, or any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5. Securities Laws. The Corporation may require the Grantee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Award Agreement. Anything to the contrary herein notwithstanding, the granting of the Restricted Stock hereunder shall be subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Corporation deems necessary or advisable.

6. Transferability. The Restricted Stock may not, at any time prior to becoming vested pursuant to Section 2 or thereafter, be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of this Award Agreement.

7. Disputes. As a condition of the granting of the Restricted Stock granted hereby, the Grantee and the Grantee’s successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Award Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the terms of this Award Agreement shall be final and shall be binding and conclusive for all purposes.

8. Adjustments. In the event of any stock dividend, subdivision or combination of shares, reclassification, or similar transaction affecting the shares covered by this Award, determined by the Committee to be covered by this Section 8, a proposed dissolution or liquidation of the Corporation, a merger of the Corporation with or into another corporation where the Corporation is not the surviving corporation, but its stock is exchanged for the stock of the parent Corporation of the other party to the merger, the sale of substantially all of the assets of the Corporation, the reorganization of the Corporation or other similar transaction determined by the Committee to be covered by this Section 8, a proposed spin-off or a transfer by the Corporation of a portion of its assets resulting in the employment of the Grantee by the spin-off entity or the entity acquiring assets of the Corporation, the rights of the Grantee shall be as provided in Section 9.1 of the Plan and any adjustment therein provided shall be made in accordance with Section 9.1 of the Plan.

9. Rights as a Stockholder. Except for potential forfeitability of the Restricted Stock prior to the lapse of restrictions set forth in Section 2 above, the Grantee shall have all the voting rights and entitlement to dividends and other distributions paid (although any dividends or distributions paid in Common Stock will be subject to the same restrictions, terms and conditions as the Restricted Stock to which it relates) with respect to Common Stock subject to this Award Agreement commencing on the date on which the stock certificate is issued (or book entry representing such shares has been made and such shares have been deposited with the appropriate book-entry custodian) evidencing the Restricted Stock under this Award Agreement.

10. No Guarantee of Employment. Nothing contained in this Award Agreement or in the Plan, nor any action taken by the Corporation or the Committee, shall confer upon the Grantee any right with respect to continuation of Grantee’s employment or other service to the Corporation or any Subsidiary, nor interfere in any way with the right of the Corporation or any Subsidiary to terminate Grantee’s employment or other service at any time, and if Grantee is an employee, the Grantee’s employment is and shall remain employment at will, except as otherwise specifically provided by law or in an employment agreement between the Grantee and the Corporation.

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11. Notices. Every notice relating to this Award Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Corporation shall be delivered to the Secretary of the Corporation at the Corporation's headquarters or addressed to the Secretary of the Corporation at the Corporation's headquarters. All notices by the Corporation to the Grantee shall be delivered to the Grantee personally or addressed to the Grantee at the Grantee’s last residence address as then contained in the records of the Corporation or such other address as the Grantee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Corporation to the Grantee at the Grantee’s last designated address shall be effective to bind any other person who shall acquire rights hereunder.

12. Limitation on Obligations. The Corporation’s obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Grantee of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Corporation become obligated to pay cash in respect of such obligation. This Award Agreement shall not be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation’s obligations under this Award Agreement. In addition, the Corporation shall not be liable to the Grantee for damages relating to any delays in issuing the stock certificates to the Grantee (or Grantee’s designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

13. Governing Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Award Agreement, shall be governed by the laws of the State of Michigan without regard to its choice of law rules.

14. Award Agreement Subject to Plan. The Award Agreement shall be subject to all terms and provisions of the Plan, to the extent applicable to the Restricted Stock. In the event of any conflict between this Award Agreement and the Plan, the terms of the Plan shall control, it being understood that variations in this Award Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan permits such variations.

15. Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. Captions. The captions to the sections and subsections contained in this Award Agreement are for reference only, do not form a substantive part of this Award Agreement and shall not restrict or enlarge substantive provisions of this Award Agreement.

17. Parties in Interest. This Award Agreement shall bind and shall inure to the benefit of the parties hereto, their respective permitted successors and assigns.

18. Complete Agreement. This Award Agreement shall constitute the entire agreement between the parties hereto and shall supersede all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Award Agreement.

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19. Modifications. The terms of this Award Agreement cannot be modified except in writing and signed by each of the parties hereto.

20. Severability. In the event that any one or more of the provisions of this Award Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

21. Payment of Taxes and Release From Escrow. Upon the lapse of each Restriction Period, the Grantee authorizes the Corporation to withhold a sufficient number of shares from the vested portion of the Grantee’s Award, with such shares being valued at Fair Market Value on the date the applicable Restriction Period lapses, to satisfy the Grantee’s then applicable withholding obligations for income and employment taxes associated with the then vested portion of the Award. In the alternative, the Grantee may elect to authorize the Corporation to withhold from the Grantee’s cash compensation or tender a sufficient amount of cash to the Corporation to satisfy the Grantee’s income and employment tax withholding obligations, or a combination of two or more of the aforementioned three methods. The Corporation is not authorized to withhold more than is necessary to satisfy the Grantee’s established tax withholding requirements for federal, state and local obligations in connection with the vesting of any portion of the Award. Once the tax withholding requirements have been satisfied, the Corporation shall remove the Grantee’s stock certificate from escrow and re-issue the certificate without the restrictive legend and for the adjusted number of vested shares, if share have been withheld to satisfy the tax withholding obligations. To the extent that remaining shares in the Award continue to be subject to the Restriction Period, the Corporation shall issue a new certificate to be held in escrow that reflects the adjusted remaining number of shares with the appropriate restrictive legend. The Grantee is hereby advised to seek his or her own tax counsel regarding the taxation of the grant of Restricted Stock made hereunder. The Corporation and its agents have not and are not providing any tax advice to the Grantee.

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IN WITNESS WHEREOF, the Corporation has caused the Award to be granted pursuant to this Award Agreement on the Grant Date.

PERCEPTRON, INC.

By:

Name:

Title:

*************************************************************

ACKNOWLEDGEMENT

By signing below, the Grantee acknowledges and agrees that:

•	A copy of the Plan and the Plan’s Prospectus have been made available to the Grantee;

•	The Grantee has read and understands and accepts the conditions place on the Restricted Stock, including the tax withholding requirements; and

•	If the Grantee does not return a signed copy of this Award Agreement to the address shown below not later than 30 days after the Grant Date, the Restricted Stock will be forfeited and the Award Agreement will terminate and be of no further force or effect.

Perceptron, Inc.

Attention: Vice President, General Counsel & Secretary

47827 Halyard Drive

Plymouth, MI 48170

GRANTEE

Printed Name:

Date:

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